PRESS RELEASE
FOR RELEASE JANUARY 24, 2014 AT 4:00 P.M.

For More Information Contact
Joseph J. Bouffard
(410) 248-9130
BCSB Bancorp, Inc.
Baltimore County Savings Bank

BCSB BANCORP, INC. REPORTS RESULTS FOR THE FIRST QUARTER ENDED
DECEMBER 31, 2013

BCSB Bancorp, Inc. (the “Company”) (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank (the “Bank”) reported net income of $202,000 or $0.06 per basic and diluted share for the three months ended December 31, 2013, which represents the first quarter of its 2014 fiscal year. This compares to net income of $639,000 or $0.21 per basic share and $0.20 per diluted share for the three months ended December 31, 2012.

During the three months ended December 31, 2013, earnings were negatively affected by increased non-interest expenses due to merger-related costs, reduced net interest income and lower non-interest income from loss on sale of foreclosed property and a decline in commission income on sales of investment products. Earnings were favorably impacted by a reduction in provision for loan losses. Non-interest expenses aside from merger-related costs also declined as compared with the three months ended December 31, 2012, favorably impacting earnings during the current period.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

F.N.B. Corporation has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”).  The registration statement includes a proxy statement/prospectus and other relevant documents with the SEC in connection with the merger.

SHAREHOLDERS OF BCSB BANCORP, INC. ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials and any other documents F.N.B. and BCSB Bancorp, Inc. have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents F.N.B. has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and free copies of the documents BCSB Bancorp, Inc. has filed with the SEC by contacting Joseph J. Bouffard, President and Chief Executive Officer, BCSB Bancorp, Inc., 4111 East Joppa Road, Baltimore, MD 21236, telephone: (410) 256-5000.

F.N.B. and BCSB Bancorp, Inc. and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from BCSB Bancorp, Inc. shareholders in connection with the proposed merger. Information concerning such participants’ ownership of BCSB Bancorp, Inc. common shares is set forth in the proxy statement/prospectus relating to the merger. This communication does not constitute an offer of any securities for sale.

FORWARD-LOOKING STATEMENTS

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.  All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, market conditions, the impact of interest rates on financing, local and national economic factors and the matters described in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013.  Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed herein will be achieved.

BCSB Bancorp, Inc.
Consolidated Statements of Financial Condition
(Unaudited)

	December 31,	September 30,
	2013	2013
	(Dollars in thousands)
ASSETS
Cash equivalents and time deposits	$24,567	$26,454
Investment Securities, available for sale	4,900	4,754
Loans Receivable, net	320,639	324,136
Mortgage-backed Securities, available for sale	212,378	220,050
Foreclosed Real Estate	2,783	2,861
Premises and Equipment, net	9,778	9,908
Bank Owned Life Insurance	17,637	17,473
Other Assets	13,220	13,405
Total Assets	$605,902	$619,041

LIABILITIES
Deposits	$531,563	$543,769
Junior Subordinated Debentures	17,011	17,011
Other Liabilities	7,418	8,461
Total Liabilities	555,992	569,241
Total Stockholders’ Equity	49,910	49,800
Total Liabilities & Stockholders’ Equity	$605,902	$619,041

Consolidated Statements of Operations
(Unaudited)

	Three Months ended December 31,
	2013	2012
	(Dollars in thousands except per share data)

Interest income	$5,707	$6,598
Interest expense	1,165	1,484
Net interest income	4,542	5,114
Provision for loan losses	0	500
Net interest income after provision for loan losses	4,542	4,614
Total non-interest income	492	665
Total non-interest expenses	4,657	4,267
Income before income tax expense	377	1,012
Income tax expense	175	373
Net income	$202	$639

Basic Earnings per Share	$0.06	$0.21

Diluted Earnings per Share	$0.06	$0.20

Summary of Financial Highlights
(Unaudited)
	Three Months ended December 31,
	2013	2012

Return on average assets (annualized)	0.13%	0.40%
Return on average equity (annualized)	1.59%	4.61%

Interest rate spread	3.21%	3.36%
Net interest margin	3.22%	3.39%

Efficiency ratio	92.5%	73.8%
Ratio of average interest earning assets/interest bearing liabilities	101.2%	103.4%

Tangible Book Value
(Unaudited)

	At December 31,	At September 30,	At December 31,
	2013	2013	2012

	(Dollars in thousands except per share data)

Tangible book value per common share:
Total stockholders’ equity	$49,910	$49,800	$55,615
Less: Intangible assets	(22)	(25)	(34)
Tangible common equity	$49,888	49,775	$55,581
Outstanding common shares	3,227,700	3,190,430	3,188,655

Tangible book value per common share (1)	$15.45	$15.60	$17.43

(1)
Tangible book value provides a measure of tangible equity on a per share basis. It is determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”) and, as such, is considered to be a non-GAAP financial measure. Management believes the presentation of Tangible book value per common share is meaningful supplemental information for shareholders. We calculate Tangible book value per common share by dividing tangible common equity by common shares outstanding, as of period end.

Allowance for Loan Losses
(Unaudited)
	Three Months ended December 31,

	2013	2012
	(Dollars in thousands)

Allowance at beginning of period	$5,604	$5,470
Provision for loan losses	0	500
Recoveries	17	23
Charge-offs	(2)	(505)
Allowance at end of period	$5,619	$5,488

Allowance for loan losses as a percentage of gross loans	1.72%	1.64%

Allowance for loan losses to nonperforming loans	37%	37%

Non-Performing Assets
(Unaudited)

	At December 31, 2013	At September 30, 2013	At December 31, 2012
	(Dollars in thousands)

Nonaccrual Loans:
Commercial	$4,547	$4,567	$5,914
Residential Real Estate (1)	4,486	3,873	3,447
Consumer	35	--	--
Total Nonaccrual Loans (2)	9,068	8,440	9,361
Accruing Troubled Debt Restructurings	5,964	5,999	5,493
Total Nonperforming Loans	15,032	14,439	14,854
Nonperforming Foreclosed Real Estate (3)	2,730	2,808	3,370
Total Nonperforming Assets	$17,762	$17,247	$18,224

Nonperforming Loans to Loans Receivable	4.69%	4.45%	4.51%

Nonperforming Assets to Total Assets	2.93%	2.79%	2.83%

(1)	Includes residential owner occupied properties and residential rental investor properties.
(2)	Nonaccrual status denotes loans on which, in the opinion of management, the collection of additional interest is questionable. Also included in this category at December 31, 2013 is $1.2 million in Troubled Debt Restructurings. Reporting guidance requires disclosure of these loans as nonaccrual until the loans have performed according to the modified terms for a sustained period. As of December 31, 2013, the Company had a total of $7.2 million in Troubled Debt Restructurings, $6.0 million of which were accounted for on an accrual basis for interest income.
(3)	Regulatory guidance provides that residential rental foreclosed real estate with leases in place and demonstrated cash flow generating a reasonable rate of return generally are not considered to be a classified asset. As of December 31, 2013, the Company has identified $53 thousand in foreclosed real estate meeting these criteria. Accordingly, this amount has been excluded from nonperforming assets.